                                                                 EXHIBIT 99.1(b)


                             STAGECOACH FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

              INCREASING THE AGGREGATE NUMBER OF SHARES OF CAPITAL
               STOCK OF THE CORPORATION, RECLASSIFYING AN EXISTING
                     SERIES, REDESIGNATING EXISTING SERIES,
                           ESTABLISHING NEW SERIES AND
                            ESTABLISHING NEW CLASSES
                               OF EXISTING SERIES

              Stagecoach Funds, Inc., a Maryland corporation (the
"Corporation"), having its principal office in Maryland at The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202 hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                      FIRST: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

                      SECOND: Pursuant to authority expressly vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation (the "Charter") and Article Sixth thereto, and in accordance with Sections 2-105(a), 2-105(c) and 2-208 of the Corporation and Associations Article of the Annotated Code of Maryland, and pursuant to resolutions duly adopted on July 23, 1997, the Board of Directors of the Corporation has taken the following actions:

                       (1) reclassified one hundred million (100,000,000) shares of the Corporation's authorized, classified and designated shares, with a par value of $.001 per share, currently classified and designated as the existing class of the Variable Rate Government Series, as authorized, unclassified and unissued shares of the Corporation; and

                       (2) redesignated five billion (5,000,000,000) shares of the Corporation's authorized, classified and designated shares, with a par value of $.001 per share, currently classified and designated as the existing class of the National Tax-Free Money Market Mutual Series, as "Class A Shares" of the National Tax-Free Money Market Mutual Series; and

                       (3) increased the aggregate number of shares of stock that the Corporation is authorized to issue by ten billion, four hundred million (10,400,000,000) shares, $.001 par value per share; and

                       (4) designated and classified three hundred million (300,000,000) shares of the Corporation's authorized, unclassified and unissued shares as shares of the "Short-Term Government-Corporate Income Series" and provided for the issuance of such shares; and

                       (5) designated and classified three hundred million (300,000,000) shares of the Corporation's authorized, unclassified and unissued shares as shares of the "Short-Term Municipal Income Series" and provided for the issuance of such shares; and

                       (6) designated and classified three billion (3,000,000,000) shares of the Corporation's authorized, unclassified and unissued shares as shares of the "Overland Express Sweep Series" and provided for the issuance of such shares; and

                       (7) designated and classified three hundred million (300,000,000) shares of the Corporation's authorized, unclassified and unissued shares as shares of the "Index Allocation Series" and provided for the issuance of one hundred million (100,000,000) of such shares as Class A, one hundred million (100,000,000) of such shares as Class B and one hundred million (100,000,000) of such shares as Class C shares; and

                       (8)   designated and classified one billion
                             (1,000,000,000) shares of the Corporation's authorized, unclassified and unissued shares as shares of the "Variable Rate Government Series" and provided for the issuance of five hundred million (500,000,000) of such shares as Class A and five hundred million (500,000,000) of such shares as Class C shares; and

                       (9) designated and classified one hundred million (100,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Class C shares of the existing Aggressive Growth Series; and

                       (10) designated and classified one hundred million (100,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Class C shares of the existing California Tax-Free Bond Series; and

                       (11) designated and classified one hundred million (100,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Class C shares of the existing Ginnie Mae Series; and

                       (12) designated and classified three billion (3,000,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Institutional Class shares of the existing National Tax-Free Money Market Mutual Series; and

                       (13) designated and classified one hundred million (100,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Class C shares of the existing National Tax-Free Series; and

                       (14)  designated and classified one billion
                             (1,000,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Administrative Class shares of the existing Prime Money Market Mutual Series; and

                       (15) designated and classified one hundred million (100,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Class C shares of the existing Small Cap Series; and

                       (16)  designated and classified one billion
                             (1,000,000,000) shares of the Corporation's authorized, unclassified and unissued shares as Administrative Class shares of the existing Treasury Money Market Mutual Series.

              THIRD: The shares authorized and classified in Article SECOND hereto shall have the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each previously authorized and classified Series and Class of the Corporation.

              FOURTH: In connection with Article SECOND hereto, the Corporation provides the following information:

              Prior to the authorization and classification, the number of shares of stock of each Series and Class of the Corporation was as follows:


                 Class                                       Number of Shares
                 -----                                       ----------------
Aggressive Growth Series
   Class A                                                      150,000,000
   Class B                                                      150,000,000
   Institutional                                                150,000,000

Arizona Tax-Free Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

Asset Allocation Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000

Balanced Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

California Tax-Free Bond Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

California Tax-Free Income Series
   Class A                                                      100,000,000
   Institutional                                                100,000,000

California Tax-Free Money Market
   Mutual Series                                               10,000,000,000

California Tax-Free Money Market Trust Series
                                                               5,000,000,000

Corporate Stock Series                                          100,000,000

Diversified Income Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000

Equity Value Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000


                 Class                                       Number of Shares
                 -----                                       ----------------
Ginnie Mae Series
   Class A                                                      300,000,000
   Class B                                                      300,000,000
   Institutional                                                300,000,000

Government Money Market Mutual Series
   Class A                                                     5,000,000,000

Growth and Income Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

Intermediate Bond Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

International Equity Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

Money Market Mutual Series
   Class A                                                     10,000,000,000
   Class S                                                     5,000,000,000
   Institutional                                               5,000,000,000

Money Market Trust Series                                      5,000,000,000

National Tax-Free Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

National Tax-Free Money Market
   Mutual Series                                               5,000,000,000

National Tax-Free Money Market
   Trust Series                                                5,000,000,000


                 Class                                       Number of Shares
                 -----                                       ----------------
Oregon Tax-Free Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

Prime Money Market Mutual Series
   Class A                                                     5,000,000,000
   Institutional                                               5,000,000,000
   Service                                                     5,000,000,000

Short-Intermediate U.S.
Government Income Series
   Class A                                                      100,000,000
   Institutional                                                100,000,000

Small Cap Series
   Class A                                                      100,000,000
   Class B                                                      100,000,000
   Institutional                                                100,000,000

Treasury Money Market Mutual Series
   Class A                                                     5,000,000,000
   Class E                                                     5,000,000,000
   Institutional                                               5,000,000,000
   Service                                                     5,000,000,000

U.S. Government Allocation Series
   Class A                                                      300,000,000
   Class B                                                      300,000,000

Variable Rate Government Series (Old)                           100,000,000

Unclassified                                                    350,000,000
                                                                -----------

TOTAL                                                          96,300,000,000

              FIFTH: After the increase of the Corporation's authorized shares and the classification and designation of shares as set forth in Article SECOND hereto, the number of shares of stock of each series and class of the Corporation is as follows:


                 Class                                         Number of Shares
                 -----                                         ----------------
Aggressive Growth Series
   Class A                                                       150,000,000
   Class B                                                       150,000,000
   Class C                                                       100,000,000
   Institutional                                                 150,000,000

Arizona Tax-Free Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

Asset Allocation Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000

Balanced Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

California Tax-Free Bond Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Class C                                                       100,000,000
   Institutional                                                 100,000,000

California Tax-Free Income Series
   Class A                                                       100,000,000
   Institutional                                                 100,000,000

California Tax-Free Money Market
   Mutual Series                                                10,000,000,000

California Tax-Free Money Market Trust Series
                                                                5,000,000,000

Corporate Stock Series                                           100,000,000

Diversified Income Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000


                 Class                                         Number of Shares
                 -----                                         ----------------
Equity Value Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

Ginnie Mae Series
   Class A                                                       300,000,000
   Class B                                                       300,000,000
   Class C                                                       100,000,000
   Institutional                                                 300,000,000

Government Money Market Mutual Series
   Class A                                                      5,000,000,000

Growth and Income Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

Index Allocation Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Class C                                                       100,000,000

Intermediate Bond Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

International Equity Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

Money Market Mutual Series
   Class A                                                      10,000,000,000
   Class S                                                      5,000,000,000
   Institutional                                                5,000,000,000

Money Market Trust Series                                       5,000,000,000


                 Class                                         Number of Shares
                 -----                                         ----------------
National Tax-Free Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Class C                                                       100,000,000
   Institutional                                                 100,000,000

National Tax-Free Money Market Mutual Series
   Class A                                                      5,000,000,000
   Institutional                                                3,000,000,000

National Tax-Free Money Market Trust Series                     5,000,000,000

Oregon Tax-Free Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Institutional                                                 100,000,000

Overland Express Sweep Series                                   3,000,000,000

Prime Money Market Mutual Series
   Class A                                                      5,000,000,000
   Administrative                                               1,000,000,000
   Institutional                                                5,000,000,000
   Service                                                      5,000,000,000

Short-Intermediate U.S.
Government Income Series
   Class A                                                       100,000,000
   Institutional                                                 100,000,000

Short-Term Government-Corporate
Income Series                                                    300,000,000

Short-Term Municipal Income Series                               300,000,000

Small Cap Series
   Class A                                                       100,000,000
   Class B                                                       100,000,000
   Class C                                                       100,000,000
   Institutional                                                 100,000,000


                 Class                                         Number of Shares
                 -----                                         ----------------
Treasury Money Market Mutual Series
   Class A                                                      5,000,000,000
   Class E                                                      5,000,000,000
   Administrative                                               1,000,000,000
   Institutional                                                5,000,000,000
   Service                                                      5,000,000,000

U.S. Government Allocation Series
   Class A                                                       300,000,000
   Class B                                                       300,000,000

Variable Rate Government Series (New)
   Class A                                                       500,000,000
   Class C                                                       500,000,000

Unclassified                                                     450,000,000


                                                               ---------------
   TOTAL                                                       106,700,000,000

              SIXTH: A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares classified as the Index Allocation Series, Overland Express Sweep Series, Short-Term Government-Corporate Income Series, Short-Term Municipal Income Series and the Variable Rate Government Series (each, a "New Series") as stated in Article SECOND hereto is as follows:

                            1. Assets Belonging to the New Series. All
                               ----------------------------------
         consideration received by the Corporation for the issue or sale of shares of a New Series shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as shares of the New Series together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to shares of the New Series or such other shares by the Board of Directors in accordance with the Corporation's Charter, shall irrevocably belong to the New Series of shares of capital stock or such other shares with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as

         "assets belonging to" the New Series. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to a New Series, or other series, shall be allocable among the New Series and other series of the Corporation in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                            2. Liabilities Belonging to a New Series. The assets
                               -------------------------------------
         belonging to a New Series of capital stock, or any other share now or hereafter designated as a share of a New Series, shall be charged with the liabilities in respect of such New Series and shall be charged with such New Series' share of the general liabilities of the Corporation as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities; including the amount of accrued expenses and reserves; as to any allocation of such liabilities to a New Series; and as to whether the same are allocable to the New Series or other series. The liabilities so allocated to a New Series are herein referred to as "liabilities belonging to" the New Series. Any liabilities which are not readily attributable to any particular series shall be allocable among any one or more series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

                            3. Preferences, Conversion and Other Rights, Voting
                               ------------------------------------------------
         Powers, Restrictions, Limitations as to Dividends, Qualifications and
         ---------------------------------------------------------------------
         Terms and Conditions of Redemption. Except as provided hereby, each
         ----------------------------------
         share of a New Series shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption applicable to all other shares of common stock as set forth in the Charter and shall also have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as each other share formerly, now or hereafter classified as a share of the New Series, provided that on any matter submitted to a vote of shareholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series or class except that: (i) when expressly required by law, shares of capital stock shall be voted by individual class or series; and (ii) only shares of the respective series or class or classes affected by a matter shall be entitled to vote on such matter.

              SEVENTH: A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the new classes of shares classified and designated as Administrative Class shares of the Prime Money Market Mutual Series and Treasury Money Market Mutual Series, Class C shares of the Aggressive Growth Series, California Tax-Free Bond Series, National Tax-Free Series, Small Cap Series, and U.S. Government Income Series, Class B shares of the Index Allocation Series and Institutional Class shares of the National Tax-Free Money Market Mutual Series stated in Article SECOND hereto each, a "Class" is as follows:

              1. Assets Belonging to a Class. All consideration received by the
                 ---------------------------
         Corporation for the issue or sale of a new Class of shares shall be invested and reinvested with the consideration received by the Corporation for the issue and sale of all other shares now or hereafter designated as such Class together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Corporation allocated to a new Class of shares or such other class of shares by the Board of Directors in accordance with the Corporation's Charter, shall irrevocably belong to the new Class of shares or such other class of shares with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" a new Class of shares or such other class of shares. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular class of a Series shall be allocable among any one or more of the classes of shares of such Series or such other shares of the Corporation in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

              2. Liabilities Belonging to a Class. The assets belong to a new
                 --------------------------------
         Class of shares or any other shares now or hereafter designated as a Class of an existing Series, shall be charged with the liabilities in respect of such Class, shall also be charged with such Class's share of the general liabilities of the Series, and shall further be charged with such Class's share of the general liabilities of the Corporation charged to the Series and determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves, as to any allocation of such liabilities to a Series or a given Class thereof; and as to whether the same are allocable to one or more classes of the Series. The liabilities so allocated to a Class or Series are herein referred to as "liabilities belonging to" such Class or Series. Any liabilities which are not readily attributable to any particular class or series shall be allocable among any one or more of the Classes or Series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

              EIGHTH: The total number of shares the Corporation is authorized to issue is increased to one hundred and six billion, seven hundred million (106,700,000,000) shares from ninety-six billion, three hundred million (96,300,000,000) shares and the aggregate par value of all shares having a $.001 par value is increased to one hundred and six million, seven hundred thousand ($106,700,000,000) dollars from ninety-six million, three hundred thousand ($96,300,000) dollars.

              NINTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.

              IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary as of the 23rd day of July, 1997.


WITNESS:                                          STAGECOACH FUNDS, INC.


By:  Richard H. Blank, Jr.                             By:  R. Greg Feltus
Richard H. Blank, Jr.                                  R. Greg Feltus
Chief Operating Officer,                               President
Secretary and Treasurer


              THE UNDERSIGNED, President of the Corporation, who executed on behalf of the Corporation the Articles Supplementary of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury, and that the Board of Directors of the Corporation has duly authorized the filing of these Articles Supplementary.


                                                        By:  R. Greg Feltus
                                                        R. Greg Feltus
                                                        President